UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

(Rule 14a-101)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TRC COMPANIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2017

The following information supplements and amends the proxy statement filed by TRC Companies, Inc. (the “Company”) on May 8, 2017 (the “Record Date”) and mailed to stockholders on or around May 10, 2017 (the “Proxy Statement”) in connection with the solicitation of proxies for the special meeting of stockholders to be held on Thursday, June 8, 2017, at 2:00 p.m. Eastern time, at The Bostonian Boston Hotel, located at 26 North Boston Street, Boston, Massachusetts 02109. This supplement to the Proxy Statement (this “Supplement”) is being filed with the Securities and Exchange Commission on May 24, 2017. Capitalized terms used in this Supplement but not defined herein have the meanings given to such terms in the Proxy Statement.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Explanatory Note

The Proxy Statement states that as of the Record Date the Company had 31,628,280 outstanding shares of common stock and contains certain additional information that is derived from this number of shares. The Company subsequently determined that the number of outstanding shares listed in the Proxy Statement as of the Record Date included 483,375 shares that are issuable to the Company’s non-employee directors under the Directors’ Deferred Compensation Plan and 250 shares underlying an outstanding RSU award.  Although these deferred stock awards and the RSU award will be converted into the right to receive the Merger Consideration at the Effective Time pursuant to the Merger Agreement, these shares were not yet issued and outstanding as of the Record Date, and they are not eligible to be voted at the special meeting.

This Supplement updates the number of outstanding shares and certain related information that is derived from the number of outstanding shares, as described below.  This Supplement also describes the planned termination of the Directors’ Deferred Compensation Plan immediately prior to the Effective Time and updates the Proxy Statement to provide information regarding a lawsuit that was filed on May 18, 2017 against the Company, its directors, Parent, Merger Sub, NMC and the Equity Investor.  The remainder of the Proxy Statement and the proxy card are unaffected by these changes.

Shares Outstanding as of the Record Date and Certain Related Information

•                 As of the close of business on the Record Date, there were 31,144,649 outstanding shares of the Company’s common stock.

•                 To constitute a quorum, 15,572,325 shares of the Company’s common stock must be present, in person or by proxy, at the special meeting, to be held on June 8, 2017.

•                 As of the Record Date, the Company’s directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 1,772,470 shares of the Company’s common stock, representing approximately 5.7% of the outstanding shares of the Company’s common stock.

•                 Concurrently with the execution and delivery of the Merger Agreement, The Clark Estates, Inc. (“Clark Estates”) held approximately 17.9% of the outstanding shares of the Company’s common stock as of March 30, 2017.

•                 The beneficial ownership table appearing on pages 92-93 of the Proxy Statement is revised and restated as set forth below to reflect (i) the adjustment to the number of outstanding shares as of the Record Date, (ii) an update to the number of deferred stock awards held by non-employee directors through the Directors’ Deferred Compensation Plan, or that will become subject to such plan within 60 days of the Record Date, and the exclusion of such awards from the number of shares beneficially owned by our non-employee directors as of the Record Date and (iii) the planned termination of the Directors’ Deferred Compensation Plan immediately prior to the Effective Time, which will result in the issuance of  shares of the Company’s common stock in satisfaction of deferred stock awards held by the Company’s non-employee directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of the Record Date regarding the beneficial ownership of the Company’s common stock by:

•                  each director;

•                  each named executive officer identified in the section of the Proxy Statement titled “Interests of Our Directors and Executive Officers in the Merger—Golden Parachute Compensation”; and

•                  all of the Company’s directors and executive officers as a group.

As of the Record Date, 31,144,649 shares of our common stock were outstanding.  The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC.  The information does not necessarily indicate beneficial ownership for any other purpose.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or other convertible securities or rights held by that person that are currently exercisable, or, except as described below, that will become exercisable on or before July 7, 2017 (60 days after the Record Date) are deemed to be currently outstanding.  These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.  Amounts reported in the beneficial ownership table do not give effect to deferred stock awards under the Directors’ Deferred Compensation Plan, shares underlying equity awards that vest on or before July 7, 2017 for which a director had elected to defer settlement under the Directors’ Deferred Compensation Plan, or shares underlying equity awards that vest after July 7, 2017 because, in each case, the terms of such awards do not permit settlement on or before to July 7, 2017 other than in connection with the consummation of the Merger.

Unless otherwise noted below:

•                  the address for each beneficial owner in the table below is c/o TRC Companies, Inc., 21 Griffin Road North, Windsor, Connecticut 06095; and

•                  subject to applicable community property laws, to the Company’s knowledge, each person named in the tables below has sole voting and dispositive power over the shares shown as beneficially owned by that person.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Class Beneficially Owned
Christopher P. Vincze	1,001,346	3.2%
John A. Carrig(1)	—	—
F. Thomas Casey(2)	—	—
Stephen M. Duff(3)	—	—
Richard H. Grogan(4)	—	—
Stephanie C. Hildebrandt(5)	—	—
Kathleen M. Shanahan(6)	—	—
B. Keith Trent(7)	—	—
Dennis E. Welch(8)	—	—
Thomas W. Bennet, Jr.	362,118	1.2%
John W. Cowdery	38,124	*
Martin H. Dodd	75,173	*
James Mayer	105,532	*
All directors and executive officers as a group (14 persons)(9)	1,772,470	5.7%

* Less than 1%.

(1)         As of the Record Date, Mr. Carrig held 67,548 deferred stock awards under the Directors’ Deferred Compensation Plan and was entitled to receive 2,407 shares underlying RSUs that vested prior to July 7, 2017 for which he had made an election to defer settlement under the Directors’ Deferred Compensation Plan.  The shares underlying these awards will be issued as shares of the Company’s common stock immediately prior to the Effective Time.

(2)         As of the Record Date, Mr. Casey held 111,400 deferred stock awards under the Directors’ Deferred Compensation Plan and was entitled to receive 2,407 shares underlying RSUs that vested prior to July 7, 2017 for which he had made an election to defer settlement under the Directors’ Deferred Compensation Plan.  The shares underlying these awards will be issued as shares of the Company’s common stock immediately prior to the Effective Time.

(3)         As of the Record Date, Mr. Duff held 121,020 deferred stock awards under the Directors’ Deferred Compensation Plan and was entitled to receive 2,407 shares underlying RSUs that vested prior to July 7, 2017 for which he had made an election to defer settlement under the Directors’ Deferred Compensation Plan.  The shares underlying these awards will be issued as shares of the Company’s common stock immediately prior to the Effective Time.

(4)         As of the Record Date, Mr. Grogan held 59,181 deferred stock awards under the Directors’ Deferred Compensation Plan and was entitled to receive 2,407 shares underlying RSUs that vested prior to July 7, 2017 for which he had made an election to defer settlement under the Directors’ Deferred Compensation Plan.  The shares underlying these awards will be issued as shares of the Company’s common stock immediately prior to the Effective Time.

(5)         As of the Record Date, Ms. Hildebrandt held 17,607 deferred stock awards under the Directors’ Deferred Compensation Plan and was entitled to receive 2,407 shares underlying RSUs that vested prior to July 7, 2017 for which she had made an election to defer settlement under the Directors’ Deferred Compensation Plan.  The shares underlying these awards will be issued as shares of the Company’s common stock immediately prior to the Effective Time.

(6)         As of the Record Date, Ms. Shanahan held 20,310 deferred stock awards under the Directors’ Deferred Compensation Plan and was entitled to receive 2,407 shares underlying RSUs that vested prior to July 7, 2017 for which she had made an election to defer settlement under the Directors’ Deferred Compensation Plan.  The shares underlying these awards will be issued as shares of the Company’s common stock immediately prior to the Effective Time.

(7)         As of the Record Date, Mr. Trent held 5,257 deferred stock awards under the Directors’ Deferred Compensation Plan and was entitled to receive 2,407 shares underlying RSUs that vested prior to July 7, 2017 for which he had made an election to defer settlement under the Directors’ Deferred Compensation Plan.  The shares underlying these awards will be issued as shares of the Company’s common stock immediately prior to the Effective Time.

(8)         As of the Record Date, Mr. Welch held 81,052 deferred stock awards under the Directors’ Deferred Compensation Plan and was entitled to receive 2,407 shares underlying RSUs that vested prior to July 7, 2017 for which he had made an election to defer settlement under the Directors’ Deferred Compensation Plan.  The shares underlying these awards will be issued as shares of the Company’s common stock immediately prior to the Effective Time.

(9)         As of the Record Date, the Company’s directors held 483,375 deferred stock awards under the Directors’ Deferred Compensation Plan and were entitled to receive, in the aggregate, 19,256 shares underlying RSUs that vested prior to July 7, 2017 for which directors had made elections to defer settlement under the Directors’ Deferred Compensation Plan.  The shares underlying these awards will be issued as shares of the Company’s common stock immediately prior to the Effective Time.

The following table sets forth the number and percentage of shares of common stock reported as beneficially owned as of the Record Date by all persons known by the Company to own beneficially more than 5% of the Company’s common stock.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Class
Clark Estates(1) One Rockefeller Plaza, 31st Floor New York, NY 10020	5,568,257	17.9%
Peter R. Kellogg(2) c/o IAT Reinsurance Co. Ltd. 48 Wall Street, 30th Floor New York, NY 10005	5,180,294	16.6%
Dimensional Fund Advisors LP(3) Building One 6300 Bee Cave Road Austin, TX 78746	1,685,352	5.4%

(1)         This disclosure is based solely on information in a Form 13F filed with the SEC on April 21, 2017 by Clark Estates, in which it reported that it had sole voting power and sole dispositive power over 5,568,257 shares of the Company’s common stock. Clark Estates is party to a Voting and Support Agreement with Parent and Merger Sub whereby it has agreed to vote its shares of the Company’s common stock for the Merger Proposal and the approval of the Merger and the other transactions contemplated by the Merger Agreement.

(2)         This disclosure is based solely on information in a Schedule 13D/A filed with the SEC on September 21, 2012 by Mr. Kellogg and in a Form 13F filed with the SEC on February 13, 2017 for the period ended December 31, 2016 by IAT Reinsurance Co., Ltd. (“IAT”). According to the Form 13F filed by IAT, 855,216 of these shares are held by IAT. Mr. Kellogg has sole dispositive and voting power with respect to the shares of the Company owned by IAT. On September 7,

2011, Mr. Kellogg’s wife acquired 750,000 of these shares. Mr. Kellogg disclaims beneficial ownership of the shares held by his wife and by IAT.

(3)         This disclosure is based solely on information in a Schedule 13G filed with the SEC on February 9, 2017 by Dimensional Fund Advisors LP (“Dimensional”), in which it reported that it had sole voting power over 1,651,156 shares of the Company’s common stock and sole dispositive power over 1,685,352 shares of the Company’s common stock. Dimensional is a registered investment adviser and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts, collectively referred to as the Funds.  In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds.  In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the Company’s securities that are owned by the Funds and may be deemed to be the beneficial owner of the Company’s shares held by the Funds. However, Dimensional and its subsidiaries disclaim beneficial ownership of such securities.

Potential Additional Interest of Our Non-Employee Directors in the Merger — Directors’ Deferred Compensation

The Company’s non-employee directors participate in the Directors’ Deferred Compensation Plan, under which non-employee directors previously elected to defer receipt of stock awards and to receive deferred stock awards in lieu of certain cash fees.  On May 23, 2017, the Board unanimously approved the termination of the Directors’ Deferred Compensation Plan, to be effective immediately prior to the Effective Time.  As a result, an aggregate of 502,631 deferred stock awards (including 19,256 deferred stock awards created by the deferral of RSUs that vested after the Record Date) will be distributed immediately prior to the Effective Time rather than at the time set forth in the Directors’ Deferred Compensation Plan, which would have been on the later of (i) the first day of the calendar year following the director’s retirement or separation from the Board and (ii) three months after the separation event.  This earlier settlement of deferred stock awards could be considered an additional interest of the Company’s non-employee directors in the Merger.  For more information on the deferred stock awards that the Company’s non-employee directors hold pursuant to the Directors’ Deferred Compensation Plan, see “Security Ownership of Certain Beneficial Owners and Management” in this Supplement.

Stockholder Litigation

In connection with the Merger, Teresa Delarue, who allegedly holds 50 shares of the Company’s common stock, filed a putative stockholder class action lawsuit, Delarue v. TRC Companies, Inc., et al., Civil Action No. 3:17-cv-00828, in the United States District Court for the District of Connecticut on May 18, 2017.  The lawsuit was filed against the Company, Parent, Merger Sub, NMC, the Equity Investor, and each member of the Board.  The complaint generally alleges, among other things, that (i) the Company and its directors violated federal securities laws by failing to disclose certain material information in the Proxy Statement and (ii) the Company’s directors, Parent, Merger Sub, NMC and the Equity Investor, are liable for these purported federal securities law violations because they are allegedly controlling persons of the Company.  The complaint seeks a variety of relief, including an injunction preventing the consummation of the Merger, rescission of the Merger if it is consummated or rescissory damages, attorneys’ fees and expenses.

Additional similar lawsuits may be filed.  The Company believes this lawsuit is without merit and intends to vigorously defend against the plaintiff’s claims.

Voting Information

IF YOU HAVE ALREADY VOTED AND DO NOT WISH TO CHANGE YOUR VOTE, YOU DO NOT NEED TO TAKE ANY ACTION.  YOUR VOTE WILL BE TABULATED AT THE SPECIAL  MEETING AS YOU HAVE INSTRUCTED.  IF YOU HAVE NOT YET VOTED, THE BOARD ENCOURAGES YOU TO DO SO.

If you are a stockholder of record, you may vote your shares at the special meeting in any of the following ways:

•                  Via the Company’s Internet Voting Site at www.voteproxy.com. Follow the instructions for Internet voting printed on your proxy card.

•                  By Telephone. Call toll-free 1-800-776-9437. You can also vote by telephone by following the instructions provided on the Internet voting site or by following the instructions provided on your proxy card.

•                  By Mail. You can vote by completing, signing, dating and returning the proxy card in the postage-paid envelope enclosed with the Proxy Statement.

•                  In Person. You may attend the special meeting and cast your vote at the special meeting, provided that you                        comply with all admission procedures described in the Proxy Statement.

The Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m., Eastern time, on June 7, 2017.

If you hold shares in street name, the intermediary through which you hold such shares has provided you with a voting instruction form that will explain how to direct the voting of your shares through the intermediary, which may include the ability to provide voting instructions via the Internet or by telephone.

If you are a participant in the Company’s 401(k) plan, you may direct the voting of the number of shares of common stock allocated to your 401(k) plan account, which number is printed on the voting instruction form enclosed with the Proxy Statement, in accordance with the directions provided. If you do not provide voting instructions for plan shares on a matter, the 401(k) plan trustee will vote your shares on that matter in the same proportion to the voting instructions given by all other participants in the 401(k) plan. All votes by 401(k) plan participants must be received by 11:59 p.m., Eastern time, on June 5, 2017 (three business days prior to the special meeting).

If you own shares in your own name, you may change or revoke your vote revoke any prior proxy or voting instructions, regardless of how your proxy or voting instructions were originally submitted, by:

•                  sending a written statement to that effect to the Company’s Corporate Secretary, which we must receive before the special meeting;

•                  submitting a properly signed proxy card or voting instruction form dated a later date;

•                  submitting a later dated proxy or providing new voting instructions via the Internet or by telephone; or

•                  attending the special meeting in person and voting your shares.

If you hold shares in street name, you should follow the instructions on your voting instruction form or contact the intermediary for instructions on how to change your vote.

If you hold the Company’s common stock through the 401(k) plan, you may revoke any prior proxy or voting instructions, regardless of how your proxy or voting instructions were originally submitted, by:

•                  sending a written statement to that effect to the Company’s Corporate Secretary;

•                  submitting a properly signed proxy card or voting instruction form dated a later date; or

•                  submitting a later dated proxy or providing new voting instructions via the Internet or by telephone.

With respect to each of these revocation options for shares held through the 401(k) plan, the revocation must be received by 11:59 p.m., Eastern time, on June 5, 2017 (three business days prior to the special meeting).

Additional Information and Where to Find It

THE COMPANY’S STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT, THIS SUPPLEMENT AND ANY OTHER RELEVANT DOCUMENTS

THAT ARE FILED WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. Investors and stockholders may obtain a free copy of the Proxy Statement and other documents filed with the SEC (as they become available) from the SEC’s website at www.sec.gov or by accessing the Company’s website at www.trcsolutions.com.

Certain Information Concerning Participants

The Company, its directors, executive officers and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Merger. Information about such persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed Merger, and any interest they have, or may have, therein, is set forth in the Proxy Statement and in this Supplement.  You can find additional information about the Company’s directors and executive officers in the Company’s definitive proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on October 18, 2016, and its Annual Report on Form 10-K for the year ended June 30, 2016, which was filed with the SEC on August 31, 2016. These documents may be obtained as indicated above.

Cautionary Statement Concerning Forward-Looking Information

Certain statements in this Supplement may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to the proposed Merger among Parent, Merger Sub and the Company, including statements regarding the benefits and the anticipated timing of the proposed transactions. Investors can generally identify these statements by forward-looking words such as “may,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or other words of similar import. Investors should consider statements that contain these words carefully because they discuss the Company’s future expectations, contain projections of the Company’s future results of operations or of its financial condition, or state other “forward-looking” information. There may be events in the future that the Company is not able to accurately predict or control and that may cause its actual results to differ materially from the expectations described in its forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to, (i) the risk that the proposed transactions may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the Merger Agreement by the Company’s stockholders, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the proposed transactions on the Company’s business relationships, operating results, and business generally, (v) risks that the proposed transactions disrupts current plans and operations of the Company and potential difficulties in the Company’s employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from the Company’s ongoing business operations, (vii) the outcome of legal proceedings that have been, and may in the future be, instituted against the Company, its officers or directors related to the Merger Agreement or the proposed transactions, (viii) the possibility that competing offers or acquisition proposals for the Company will be made, (ix) the ability of NMC to implement its plans, forecasts, and other expectations with respect to the Company’s business after the completion of the proposed transactions and realize additional opportunities for growth and innovation and (x) the risk that the Merger Agreement may be terminated in circumstances that would require us to pay Parent the termination fee under the Merger Agreement. In addition, please refer to the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this communication. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.